Exhibit 10.30

DRAW PROMISSORY NOTE

$500,000.00	Promissory Note Date: March 13, 2018
Date of Advance: (to be inserted by Lender)

FOR VALUE RECEIVED, INNOVATIVE FOOD HOLDINGS, INC.; FOOD INNOVATIONS, INC.; GOURMET FOODSERVICE GROUP, INC.; 4 THE GOURMET, INC.; HALEY FOOD GROUP, INC.; GOURMET FOODSERVICE GROUP WAREHOUSE, INC., each a corporation organized under the laws of the State of Florida and having a principal place of business at 28411 Race Track Road, Bonita Springs, FL 34135; ARTISAN SPECIALTY FOODS, INC., a corporation organized under the laws of the State of Delaware and having a principal place of business at 28411 Race Track Road, Bonita Springs, FL 34135; ORGANIC FOOD BROKERS LLC, a limited liability company organized under the laws of the State of Florida and having a principal place of business at 28411 Race Track Road, Bonita Springs, FL 34135; and INNOVATIVE GOURMET, LLC and FOOD FUNDING, LLC, both limited liability companies organized under the laws of the State of Delaware and having principal places of business at 28411 Race Track Road, Bonita Springs, FL 34135 (collectively, “Borrowers” and each individually a “Borrower”), hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation, for itself and as agent for any affiliate of Fifth Third Bancorp (together with its successors and assigns, the “Lender”) the principal amount of up to Five Hundred Thousand and 00/100 Dollars ($500,000.00) or such lesser principal amount disbursed by Lender pursuant to this Draw Promissory Note, with interest at the Interest Rate (as defined below) and all other Obligations on or before March 31, 2019 (“Maturity Date”) pursuant to the Loan Agreement (as defined below).

Lender and Borrowers have entered into that certain Master Loan and Security Agreement dated as of March 13, 2018 (the “Loan Agreement”), pursuant to which Lender has agreed to make the Loan to Borrowers. The Obligations of Borrowers are secured by the Collateral as provided in the Loan Agreement and this Note shall be subject to the terms and conditions of the Loan Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning attributed thereto in the Loan Agreement. This Note relates to the Equipment described on Schedule A hereto.

Each Borrower agrees that Lender may insert the date(s) of “Advance” (above) after Borrowers execute this Draw Promissory Note as the date(s) on which the proceeds of this Note are disbursed by Lender. The amount(s) disbursed by Lender may be facilitated via one or more disbursements by Lender on multiple dates, from the date of this Draw Promissory Note through and including the Maturity Date.

The principal sum outstanding on this Note shall bear interest at a floating rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate (the “Interest Rate”). The “LIBOR Rate” is, as of any date of determination in accordance with this Note, the rate of interest (rounded upwards, if necessary, to the next 1/8 of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, approved by Lender, each an “Alternate LIBOR Source”) at approximately 11:00 a.m., London, England time (or the relevant time established by ICE Benchmark Administration Limited, an Alternate LIBOR Source, or Lender, as applicable), two Business Days prior to such date of determination, relating to quotations for the one-month London Interbank Offered Rates on U.S. Dollar deposits, as displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender, each an “Approved Bloomberg Successor”), or if no longer displayed by Bloomberg LP (or any Approved Bloomberg Successor), such rate as shall be determined in good faith by Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor), all as determined by Lender in accordance with this Note and Lender’s loan systems and procedures periodically in effect. As used herein, “Applicable Margin” shall mean two and 75/100 percent (2.75%). Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed and shall accrue on the outstanding principal amount hereunder from and including the date each Advance is made to but excluding the date the entire principal amount hereunder is paid in full. Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than 0% as of any date (the “LIBOR Rate Minimum”), provided that, at any time during which a Rate Management Agreement with Lender is then in effect with respect to all or a portion of the Obligations, the LIBOR Rate Minimum shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Rate Management Agreement.  Each determination by Lender of the LIBOR Rate shall be binding and conclusive in the absence of manifest error. The Interest Rate applicable to each Advance shall initially be determined on the date such Advance was made and the Interest Rate shall be adjusted automatically on the first calendar day of each month which is one month after the date such Interest Rate was last determined (the “Rate Adjustment Date”); provided that, in each such case, if such day is not a Business Day, such adjustment shall be made on the Business Day immediately preceding such day.

Notwithstanding anything herein contained to the contrary, if Lender, by written or telephonic notice, notifies Borrower that:

(a)           any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, has made it unlawful for Lender to fund or maintain its funding in Eurodollars of any portion of any advance subject to the LIBOR Rate or otherwise give effect to Lender’s obligations as contemplated hereby, or

(b)           (i) LIBOR deposits for the above-referenced LIBOR period are not readily available in the London Interbank Offered Rate Market, (ii) by reason of circumstances affecting such market or other economic conditions, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits, or (iii) the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of making or maintaining advances under this Note bearing interest with reference to the LIBOR Rate (including inaccurate or inadequate reflection of actual costs resulting from the calculation of rates by reporting sources), then, in any of such events: (A) Lender’s obligations in respect of the LIBOR Rate shall terminate forthwith, (B) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, (C) Borrower’s right to utilize LIBOR Rate index pricing as set forth in this Note shall be terminated forthwith, and (D) amounts outstanding hereunder shall, on and after such date, bear interest at a rate per annum equal to: (1) the floating rate of interest established from time to time by Fifth Third Bank at its principal office as its “Prime Rate”, whether or not Fifth Third Bank shall at times lend to borrowers at lower rates of interest or, if there is no such Prime Rate, then such other rate as may be substituted by Fifth Third Bank for such Prime Rate plus (2) such Applicable Margin (whether it be a positive adder or a negative adder) which results in a total Interest Rate which equals the same Interest Rate that would have been in effect immediately prior to the date on which the LIBOR Rate index is discontinued for purposes of this Note. Each determination by Lender of the Prime Rate shall be binding and conclusive in the absence of manifest error. In the event of a change in the Prime Rate, the Interest Rate accruing hereunder based upon the Prime Rate shall be changed on each applicable Rate Adjustment Date.

Except as otherwise provided in the Loan Agreement, principal and interest due hereunder shall be payable as follows:

(a)	accrued interest only at the Interest Rate shall be payable in arrears on a monthly basis on the 1st day of each calendar month; and

(b)	principal shall be payable on or before the Maturity Date by executing one or more amortizing Promissory Notes (each, a “Promissory Note”);

(c)	however, in the event such principal payment is not completed by either (1) execution of a Promissory Note(s) by Borrowers for such principal amounts, or (2) pursuant to Section 8 of the Loan Agreement following the occurrence of an Event of Loss, then Borrowers shall also pay, as liquidated damages for the cost of making funds available to Borrowers hereunder and not as a penalty, an additional fee equal to three percent (3%) of such principal amount.

The obligation of Lender to make advances under this Draw Promissory Note shall terminate on the earlier of (i) the Maturity Date and (ii) the date on which the aggregate principal amount identified in the first paragraph of this Draw Promissory Note has been advanced in full.

Upon the occurrence of an Event of Default, Lender shall have all the rights and remedies specified in the Loan Agreement.

Each Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Ohio. Any judicial proceeding arising out of or relating to this Note may be brought in any court of competent jurisdiction in Hamilton County, Ohio and each of the parties hereto (i) accepts the nonexclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum. EACH OF THE BORROWERS AND LENDER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE.

All notices delivered hereunder shall be made and delivered in accordance with the terms of the Loan Agreement.

Each Borrower acknowledges and agrees that time is of the essence with respect to its performance under this Note. Any failure of Lender to require strict performance by Borrowers or any waiver by Lender of any provision herein shall not be construed as a consent or waiver of any provision of this Note. This Note shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns; provided, however that Borrowers may not assign or transfer any of their rights, interest or obligations hereunder without the prior written consent of Lender.

Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on this Note exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.

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IN WITNESS WHEREOF, the Borrowers have executed this Note as of the 13th day of March, 2018.

BORROWER(S):

INNOVATIVE FOOD HOLDINGS, INC.	FOOD INNOVATIONS, INC.

By:	By:
Name:	Name:
Title:	Title:

GOURMET FOODSERVICE GROUP, INC.	4 THE GOURMET, INC.

By:	By:
Name:	Name:
Title:	Title:

HALEY GOOD GROUP, INC.	GOURMET FOODSERVICE GROUP WAREHOUSE, INC.

By:	By:
Name:	Name:
Title:	Title:

ARTISAN SPECIALTY FOODS, INC.	ORGANIC FOOD BROKERS LLC

By:	By:
Name:	Name:
Title:	Title:

INNOVATIVE GOURMET, LLC	FOOD FUNDING, LLC

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE A TO
DRAW PROMISSORY NOTE DATED MARCH 13, 2018 DESCRIPTION OF EQUIPMENT

Manuf. and/or Vendor Name & Invoice No.	Description of Equipment	VIN-S/N	Sales Tax, Delivery, Installation & Other Charges	Invoice Total
Various	Leasehold improvements, including, but not limited to, warehouse cooler and packing room renovations
COMMITMENT TOTAL:				Not to exceed $500,000.00